Exhibit 99.1

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PEOPLE’S UTAH BANCORP REPORTS FOURTH QUARTER RESULTS AND YEAR-END 2018 RESULTS; ANNOUNCES QUARTERLY DIVIDEND PAYMENT

Year-End Highlights

▪	Net interest margin widened 55 bps to 5.29% year-over-year
▪	Earnings per diluted share increased 98.2% to $2.14 for the year ended 2018
▪	Return on average equity improved 81.7% to 14.85% for the year ended 2018
▪	Return on average assets improved 68.5% to 1.87% for the year ended 2018
▪	YTD average loans held for investment grew $426 million, or 33.4%, to $1.70 billion year-over-year
▪	YTD average total deposits grew $286 million, or 18.7%, to $1.81 billion year-over-year

AMERICAN FORK, UTAH, January 28, 2019 – People’s Utah Bancorp (the “Company” or “PUB”) (Nasdaq: PUB) reported net income of $10.7 million for the fourth quarter of 2018 compared with $10.5 million for the third quarter of 2018, and $0.6 million for the fourth quarter of 2017.  Diluted earnings per common share were $0.56 for the fourth quarter of 2018 compared with $0.55 for the third quarter of 2018, and $0.03 for the fourth quarter of 2017.  For the twelve months ended December 31, 2018, net income was $40.6 million, or $2.14 per diluted common share, compared with $19.8 million, or $1.08 per diluted common share, for the same period a year earlier.

The Company has excluded non-recurring income including gains or losses on sale of investment securities; costs related to the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank incurred in both 2017 and 2018; and higher income tax expense related to the one-time write-down of its deferred income tax assets recorded in 2017 to derive non-GAAP financial information related to the Company’s core operations.  The Company believes this non-GAAP(NG) financial information is useful in understanding the Company’s core financial performance.

Net income from core operations was $10.7 million, or $0.56 per diluted common share, for the fourth quarter of 2018 compared with $10.4 million, or $0.55 per diluted common share, for the third quarter of 2018 and $8.1 million, or $0.43 per diluted common share, for the fourth quarter of 2017(NG).  For the twelve months ended December 31, 2018, net income from core operations was $40.6 million, or $2.14 per diluted common share, compared with $28.1 million, or $1.53 per diluted common share, for the same period a year earlier(NG).

________________________________

(NG) Details on Non-GAAP financial information are on last three tables of this press release.

Return on average assets was 1.94% for the fourth quarter of 2018 compared with 1.91% for the third quarter of 2018, and 0.12% for the fourth quarter of 2017.  Return on average assets from core operations for the fourth quarter of 2018 was 1.94% compared with 1.89% for the third quarter of 2018, and 1.58% for the fourth quarter of 2017(NG).

For the year ended December 31, 2018, return on average assets was 1.87% compared with 1.11% for the same period a year earlier.  Return on average assets from core operations for the year ended December 31, 2018, was 1.87% compared with 1.57% for the same period a year ago(NG).

Return on average equity was 14.84% for the fourth quarter of 2018 compared with 14.97% for the third quarter of 2018, and 0.92% for the fourth quarter of 2017.  Return on average equity from core operations was 14.84% for the fourth quarter of 2018 compared with 14.84% for the third quarter of 2018, and 12.59% for the fourth quarter of 2017(NG).

For the year ended December 31, 2018, return on average equity was 14.85% compared with 8.18% for the same period a year earlier.  Return on average equity from core operations for the year ended December 31, 2018, was 14.82% compared with 11.60% for the same period a year ago(NG).

The Board of Directors declared a quarterly dividend payment of $0.11 per common share. The dividend will be payable on February 11, 2019, to shareholders of record on February 4, 2019. The dividend payout ratio for earnings for the fourth quarter of 2018 was 19.3%.  This continues the over 50-year trend of paying dividends by the Company.

“People’s Utah Bancorp achieved strong financial performance both in the fourth quarter and for all of 2018.  We are pleased that we provided a return on average equity of 14.85% for 2018 even as our tangible common equity to tangible assets increased to 12.11%”, said Len Williams, President and Chief Executive Officer.  “We accomplished year to date average loan growth of 33% and deposit growth of 19% resulting both organically and through our two acquisition transactions completed at the end of 2017. Our net interest margin expanded by 55 basis points to 5.29% for all of 2018, despite experiencing greater deposit pricing pressures and strong competitive demand for deposits from both banks and credit unions.  We anticipate continued competition for deposits and deposit pricing pressures, consistent with our peers, in the near term.  We continue to be focused on growing our business organically and diversifying our loan portfolio.  The economic outlook for the Utah market continues to be strong, which provides us further opportunities to provide high quality growth.  We continue to actively evaluate potential acquisition opportunities throughout the Intermountain West”.

Net Interest Income and Margin

For the fourth quarter of 2018, net interest income grew 17.2%, or $4.1 million, to $28.1 million compared with $23.9 million for the same period a year earlier.  The increase is primarily the result of average interest earning assets growing 6.9%, or $133 million, and yields on interest earning assets increasing 64 basis points to 5.80% for the same comparable periods. Higher yields on interest earning assets were primarily the result of yields on loans increasing 58 basis points to 6.56% for the same comparable periods, and the percentage of loans to total interest earning assets increasing to 83.0% for the fourth quarter of 2018 compared with 80.4% for the fourth quarter of 2017.

For the fourth quarter of 2018, total cost of interest bearing liabilities increased 27 basis points to 0.64% compared with the same period a year ago, and is the result of the cost of interest bearing deposits increasing 27 basis points to 0.63% for the same comparable periods, and short-term borrowing remaining flat at $10.5 million with the borrowing rate increasing 144 basis points to 2.79% for the fourth quarter of 2018 compared with the same period a year earlier.

For the fourth quarter of 2018, acquisition accounting adjustments, including the accretion of loan discounts and amortization of certificate of deposits premium, added 14 basis points to the net interest margin.

For the twelve months ended December 31, 2018, net interest income grew 34.2%, or $27.5 million, to $108.2 million compared with $80.6 million for the same period a year earlier.  The increase is primarily the result of average interest earning assets growing 20.3%, or $346 million, and yields on interest earning assets increasing 70 basis points to 5.64% for the same comparable periods. Higher yields on interest earning assets were primarily the result of yields on loans increasing 34 basis points to 6.38% for the same comparable periods, and the percentage of loans to total interest earning assets increasing to 83.1% for the fourth quarter of 2018 compared with 75.0% for the fourth quarter of 2017.

For the twelve months ended December 31, 2018, total cost of interest bearing liabilities increased 26 basis points to 0.58% compared with the same period a year ago, and is the result of the cost of interest bearing deposits increasing 17 basis points to 0.49% for the same comparable periods, and an increase in average short-term borrowings of $64.4 million at a borrowing rate of 1.98% for all of 2018.  The Company expects the increase in cost of interest bearing deposits to continue to increase over the next several quarters as financial institutions increase their competitive deposit pricing.

For the twelve months ended December 31, 2018, acquisition accounting adjustments, including the accretion of loan discounts and amortization of certificate of deposits premium, added 15 basis points to the net interest margin.

Provision for Loan Losses

For the fourth quarter of 2018, provision for loan losses was $3.2 million compared with $0.8 million for the same period a year earlier. The increase in provision for loan losses in the fourth quarter of 2018 is due primarily to an increase in charge-offs and the increase in allowance for loan losses to loans held for investment.  For the fourth quarter of 2018, the Company incurred net charge-offs of $1.2 million compared with net charge-offs of $0.1 million for the same period a year ago.

For the twelve months ended December 31, 2018, provision for loan losses was $8.6 million compared with $2.8 million for the same period a year earlier. The increase in provision for loan losses for all of 2018 is due primarily to a $0.5 million increase in charge-offs and a 38 basis points increase in allowance for loan losses to loans held for investment.  For the twelve months ended December 31, 2018, the Company incurred net charge-offs of $1.7 million compared with net charge-offs of $1.2 million for the same period a year ago.

Noninterest Income

For the fourth quarter of 2018, noninterest income was $3.6 million compared with $3.9 million the same period a year ago.   The decrease was primarily due to a $0.5 million decline in mortgage banking income resulting from lower loan originations, which is primarily the result of a higher interest rate environment for the same comparable periods.

For the twelve months ended December 31, 2018, noninterest income was $15.1 million compared with $14.4 million the same period a year ago.   The increase was primarily due to a loss on sale of securities a year ago; an increase in service charges on deposit accounts and card processing fees compared with a year earlier; offset by $1.3 million lower mortgage banking income year-over-year resulting from lower loan originations, which is primarily the result of a higher interest rate environment for the same comparable periods.

Noninterest Expense

For the fourth quarter of 2018, noninterest expense was $14.8 million compared with $19.1 million for the same period a year earlier and the decrease is primarily the result of the Company recording $4.1 million in non-recurring costs associated with the acquisition of both the Utah branches of Banner Bank and the merger of Town & Country Bank in the fourth quarter of 2017.

For the fourth quarter of 2018, the Company’s efficiency ratio was 46.94% compared with 68.46% for the same period a year ago.  For the fourth quarter, the Company’s efficiency ratio from core operations was 46.94% compared with 53.67% for the same period a year earlier(NG).

For the twelve months ended December 31, 2018, noninterest expense was $62.0 million compared with $56.0 million for the same period a year earlier.  Noninterest expense increased as a result of $5.5 million of higher salaries and employee benefits primarily from the addition of employees retained from the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank, $1.2 million of higher occupancy, equipment and depreciation costs associated with the net increase of five branches from these transactions, and $0.7 million in higher data processing costs associated with an increase in total accounts from both organic growth and acquisition transactions for the same comparable periods.  Higher noninterest expense in 2018 compared with 2017 was offset by recording $4.6 million in non-recurring costs associated with the acquisition of both the Utah Banner Bank branches and the merger of Town & Country Bank in 2017.

For the twelve months ended December 31, 2018, the Company’s efficiency ratio was 50.28% compared with 58.88% for the same period a year ago.  For the twelve months ended December 31, 2018, the Company’s efficiency ratio from core operations was 50.23% compared with 53.57% for the same period a year earlier(NG).

Income Tax Provision

For the fourth quarter of 2018, income tax expense was $2.9 million compared with $7.5 million for the same period a year earlier.  Income tax expense in the fourth quarter was reduced by $0.3 million to reflect the final impact of the Tax Cuts and Jobs Act as well as filing the Company’s 2017 federal tax return this quarter.  For the twelve months ended December 31, 2018, income tax expense was $12.1 million compared with $16.5 million for the same period a year ago.  In the fourth quarter of 2017, the Tax Cuts and Jobs Act was signed into law, which amended the Internal Revenue Code to reduce tax rates and modify policies, credits, and deductions for individuals and businesses.  For businesses, the Act reduced the federal corporate tax rate from a maximum of 35% to a flat rate of 21%. The rate reduction was effective January 1, 2018.  Consequently, the lower corporate income tax rate reduces the future net tax benefits of timing differences between book and taxable income recorded by the Company as net deferred income tax assets.

As a result, the Company re-measured its net deferred income tax assets at the end of December 31, 2017, and recorded a one-time additional income tax expense of $4.7 million related to the write-down of deferred income tax assets for tax benefits that the Company did not expect to realize.

For the fourth quarter of 2018, the effective tax rate was 21.5% compared with 33.9% for the same period a year ago, excluding the one-time adjustment to the Company’s deferred income tax assets related to the write-down of its deferred income tax assets for tax benefits that the company did not expect to realize.   For the twelve months ended December 31, 2018, the effective tax rate was 22.9% compared with 32.3% for the same period a year ago, excluding the one-time adjustment to the Company’s deferred income tax assets.

The lower effective tax rate for both the three and twelve months ended December 31, 2018, compared with the same periods a year earlier is primarily the result of the reduction in the federal corporate tax rate to a flat rate of 21%, the reduction of the Utah state corporate tax rate to 4.95%, as well as tax benefits related to tax-deductible stock compensation expense.

Loans and Credit Quality

Loans held for investment increased $51.5 million, or 3.2%, to $1.68 billion at December 31, 2018, compared with $1.63 billion at December 31, 2017.  Loans held for investment decreased $39.5 million, or 2.3%, at December 31, 2018, compared with September 30, 2018, and is primarily the result of seasonal trends in our acquisition, development, and construction loans.

Average loans grew $426 million, or 33.4%, to $1.70 billion for the year ended December 31, 2018, compared with $1.28 billion for the year ended December 31, 2017.  The increase in average loans held for investment was both the result of organic growth as well as loans purchased with the acquisition of the Utah branches of Banner Bank and the merger of Town & Country Bank.

Non-performing loans increased to $4.5 million at December 31, 2018, compared with $2.9 million at December 31, 2017.  Non-performing loans to total loans were 0.27% at December 31, 2018, compared with 0.18% at December 31, 2017.  Non-performing assets increased to $4.5 million at December 31, 2018, compared with $3.9 million at December 31, 2017.  Non-performing assets to total assets were 0.21% at December 31, 2018, compared with 0.18% at December 31, 2017.  The allowance for loan losses increased $6.9 million, or 37.9% to $25.2 million at December 31, 2018, compared with the same period a year ago.  The allowance for loan losses to loans held for investment was 1.50% at December 31, 2018, compared with 1.12% at December 31, 2017.  In accordance with acquisition accounting, loans acquired from the Utah branches of Banner Bank and Town & Country Bank were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date.

The discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios.  Remaining discounts on acquired loans was $8.8 million at December 31, 2018.

Deposits and Liabilities

Total deposits increased $62.4 million, or 3.4%, to $1.88 billion at December 31, 2018, compared with $1.81 billion at December 31, 2017.  The increase in total deposits was the result of organic growth after the assumption of deposits from the Utah branches of Banner Bank and Town & Country Bank. Non-interest-bearing deposits were 35.4% of total deposits as of December 31, 2018, compared with 35.3% as of December 31, 2017.

Shareholders’ Equity

Shareholders’ equity increased by $32.7 million to $290 million at December 31, 2018, compared with $257 million at December 31, 2017. The increase resulted primarily from net income earned during the intervening periods, net of cash dividends paid to shareholders.

Conference Call and Webcast

Management will conduct a live conference call and webcast for investors, analysts, and the public relating to the Company's results for the 2018 fourth quarter and year-end results at 12:00 p.m. Eastern time on Tuesday, January 29, 2019. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-317-6003 (international calls 412-317-6061) and the participant entry number is 6307034.  Please dial in 10-15 minutes early so the name and company information can be collected prior to the start of the conference.  To participate in the webcast, log on to:

https://services.choruscall.com/links/pub190129.html.

If you are unable to participate during the live webcast, the call will be archived on our website www.peoplesutah.com or at the same URL above until March 1, 2019.  Forward-looking and other material information may be discussed on this conference call.

Forward-Looking Statements

Statements in this release that are based on information other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events.  Forward-looking statements provide current expectations or forecasts of future events or determinations.  These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date.

Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this release.  Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: (i) market and economic conditions; (ii) capital sufficiency; (iii) operational, liquidity, interest rate and credit risks; (iv) deterioration of asset quality; (v) achieving loan and deposit growth; (vi) increased competition; (vii) adequacy of reserves; (viii) investments in new branches and new business opportunities; and (ix) changes in the regulatory or legal environment; as well as other factors discussed in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive.  The Company does not intend, or undertake any obligation to publicly update these forward-looking statements.

About People’s Utah Bancorp

People’s Utah Bancorp is the holding company for People’s Intermountain Bank.  People’s Intermountain Bank is a full-service community bank providing loans, deposit and cash management services to individuals and businesses.  The Company offers its clients direct access to decision makers, unparalleled responsiveness, seasoned relationship managers, and technology solutions. People’s Intermountain Bank has 26 locations in three banking divisions, Bank of American Fork, Lewiston State Bank, and People’s Town & Country Bank; a leasing division, GrowthFunding Equipment Finance; and a mortgage division, People’s Intermountain Bank Mortgage. The Company has been serving communities in Utah and southern Idaho for more than 100 years.  More information about PUB is available at www.peoplesutah.com.

Investor Relations Contact:

Mark K. Olson

Executive Vice President and Chief Financial Officer

1 East Main Street

American Fork, UT 84003

investorrelations@peoplesutah.com

Phone: 801-642-3998

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(Dollars in thousands, except share	December 31,	September 30,	December 31,	December 31,	December 31,
and per share data)	2018	2018	2017	2018	2017
Interest income
Interest and fees on loans	$28,222	$27,420	$23,332	$108,498	$76,965
Interest and dividends on investments	1,836	1,679	1,688	6,854	7,015
Total interest income	30,058	29,099	25,020	115,352	83,980
Interest expense	1,984	1,917	1,073	7,174	3,342
Net interest income	28,074	27,182	23,947	108,178	80,638
Provision for loan losses	3,175	1,925	750	8,625	2,750
Net interest income after provision for loan losses	24,899	25,257	23,197	99,553	77,888
Non-interest income
Mortgage banking	1,398	1,668	1,911	6,209	7,536
Card processing	750	826	799	3,097	2,790
Service charges on deposit accounts	726	737	695	2,840	2,445
Net gain (loss) on sale of investment securities	-	-	-	336	(499)
Other	677	563	543	2,647	2,122
Total non-interest income	3,551	3,794	3,948	15,129	14,394
Non-interest expense
Salaries and employee benefits	9,398	9,885	9,850	39,902	34,392
Occupancy, equipment and depreciation	1,580	1,476	1,458	6,010	4,827
Data processing	692	890	812	3,515	2,798
Marketing and advertising	179	342	427	1,288	1,381
FDIC premiums	152	239	181	1,019	572
Acquisition-related costs	-	(118)	4,124	232	4,784
Other	2,844	2,566	2,244	10,030	7,205
Total non-interest expense	14,845	15,280	19,096	61,996	55,959
Income before income tax expense	13,605	13,771	8,049	52,686	36,323
Income tax expense	2,927	3,288	7,456	12,054	16,477
Net income	$10,678	$10,483	$593	$40,632	$19,846

Earnings per common share:
Basic	$0.57	$0.56	$0.03	$2.18	$1.10
Diluted	$0.56	$0.55	$0.03	$2.14	$1.08

Weighted average common shares outstanding:
Basic	18,723,160	18,713,410	18,276,717	18,679,165	18,019,643
Diluted	18,991,767	19,010,600	18,722,060	18,982,521	18,447,621

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	December 31,
(Dollars in thousands, except share data)	2018	2018	2018	2017
ASSETS
Cash and due from banks	$39,471	$27,231	$33,484	$36,235
Interest-bearing deposits	7,456	23,005	17,930	13,158
Federal funds sold	1,620	4,697	908	1,634
Total cash and cash equivalents	48,547	54,933	52,322	51,027
Investment securities:
Available for sale, at fair value	280,964	255,021	236,699	263,056
Held to maturity, at historical cost	65,462	67,148	67,922	74,654
Total investment securities	346,426	322,169	304,621	337,710
Non-marketable equity securities	2,551	4,231	6,151	3,706
Loans held for sale	10,267	8,467	11,058	10,871
Loans:
Loans held for investment	1,678,902	1,718,403	1,691,959	1,627,444
Allowance for loan losses	(25,245)	(23,309)	(22,308)	(18,303)
Total loans held for investment, net	1,653,657	1,695,094	1,669,651	1,609,141
Premises and equipment, net	36,532	36,683	29,335	30,399
Goodwill	25,673	25,673	25,673	26,008
Bank-owned life insurance	26,433	26,276	26,120	23,566
Deferred income tax assets	11,514	11,224	10,764	8,827
Accrued interest receivable	8,282	8,766	7,658	7,594
Other intangibles	3,412	3,523	3,633	3,854
Other real estate owned	-	2,985	-	994
Other assets	11,000	12,829	14,784	9,832
Total assets	$2,184,294	$2,212,853	$2,161,770	$2,123,529

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing deposits	$663,800	$677,379	$646,574	$641,124
Interest-bearing deposits	1,213,255	1,194,553	1,135,366	1,173,508
Total deposits	1,877,055	1,871,932	1,781,940	1,814,632
Short-term borrowings	-	42,000	90,000	40,000
Accrued interest payable	483	424	369	353
Other liabilities	16,594	18,865	17,862	11,126
Total liabilities	1,894,132	1,933,221	1,890,171	1,866,111

Shareholders’ equity:
Preferred shares, $0.01 par value	-	-	-	-
Common shares, $0.01 par value	187	187	187	185
Additional paid-in capital	86,308	86,098	85,620	84,532
Retained earnings	207,779	199,161	190,735	174,804
Accumulated other comprehensive loss	(4,112)	(5,814)	(4,943)	(2,103)
Total shareholders’ equity	290,162	279,632	271,599	257,418
Total liabilities and shareholders’ equity	$2,184,294	$2,212,853	$2,161,770	$2,123,529

Common shares outstanding	18,728,823	18,719,496	18,683,883	18,511,797

PEOPLE’S UTAH BANCORP

SUMMARY FINANCIAL INFORMATION

	December 31,	September 30,	June 30,	December 31,
(Dollars in thousands, except share data)	2018	2018	2018	2017
Selected Balance Sheet Information:
Book value per share	$15.49	$14.94	$14.54	$13.91
Tangible book value per share	$13.94	$13.38	$12.97	$12.29
Non-performing loans to total loans	0.27%	0.34%	0.51%	0.18%
Non-performing assets to total assets	0.21%	0.40%	0.40%	0.18%
Allowance for loan losses to loans held for investment	1.50%	1.36%	1.32%	1.12%
Loans to Deposits	88.65%	91.01%	94.32%	89.27%

Asset Quality Data:
Non-performing loans	$4,499	$5,830	$8,649	$2,874
Non-performing assets	$4,499	$8,815	$8,649	$3,868

Capital Ratios:
Tier 1 leverage capital (1)	12.27%	11.90%	11.48%	11.46%
Total risk-based capital (1)	16.36%	15.46%	15.22%	14.67%
Average equity to average assets	13.04%	12.76%	12.36%	12.56%
Tangible common equity to tangible assets (3)	12.11%	11.47%	11.36%	10.87%

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Selected Financial Information:
Basic earnings per share	$0.57	$0.56	$0.03	$2.18	$1.10
Diluted earnings per share	$0.56	$0.55	$0.03	$2.14	$1.08
Net interest margin (2)	5.41%	5.25%	4.94%	5.29%	4.74%
Efficiency ratio	46.94%	49.33%	68.46%	50.28%	58.88%
Non-interest income to average assets	0.64%	0.69%	0.77%	0.70%	0.81%
Non-interest expense to average assets	2.69%	2.78%	3.72%	2.85%	3.13%
Return on average assets	1.94%	1.91%	0.12%	1.87%	1.11%
Return on average equity	14.84%	14.97%	0.92%	14.85%	8.18%
Net charge-offs / (recoveries)	$1,240	$924	$56	$1,684	$1,162
Annualized net charge-offs / (recoveries) to average loans	0.29%	0.21%	0.01%	0.10%	0.09%

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(1)	Tier 1 leverage capital and Total risk-based capital as of December 31, 2018 are estimates.
(2)	Net interest margin is defined as net interest income divided by average earning assets.
(3)

Represents the sum of total shareholders’ equity less intangible assets all divided by the sum of total assets less intangible assets. Intangible assets were $29,085,000, $29,195,000 and $29,862,000 at December 31, 2018, September 30, 2018 and December 31, 2017, respectively.

PEOPLE’S UTAH BANCORP

SELECTED AVERAGE BALANCES AND YIELDS

	Three Months Ended
	December 31, 2018			December 31, 2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands, except footnotes)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning deposits in other banks and federal funds sold	$15,590	$80	2.02%	$55,608	$171	1.22%
Securities: (1)
Taxable securities	258,156	1,371	2.11%	233,281	1,112	1.89%
Non-taxable securities (2)	72,631	335	1.83%	85,474	396	1.84%
Total securities	330,787	1,706	2.05%	318,755	1,508	1.88%
Loans (3)
Real estate term	872,256	13,082	5.95%	798,448	10,804	5.37%
Construction and land development	353,158	7,201	8.09%	324,710	6,426	7.85%
Commercial and industrial	303,803	5,229	6.83%	299,279	4,491	5.95%
Residential and home equity	161,563	2,397	5.89%	106,386	1,303	4.86%
Consumer and other	17,277	313	7.18%	19,013	308	6.42%
Total loans	1,708,057	28,222	6.56%	1,547,836	23,332	5.98%

Non-marketable equity securities	2,969	50	6.64%	2,441	9	1.53%
Total interest-earning assets	2,057,403	30,058	5.80%	1,924,640	25,020	5.16%
Allowance for loan losses	(23,396)			(18,002)
Non-interest earning assets	154,257			129,216
Total average assets	$2,188,264			$2,035,854
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand and savings accounts	$763,291	748	0.39%	$726,362	479	0.26%
Money market accounts	265,393	620	0.93%	222,877	137	0.24%
Certificates of deposit	181,775	542	1.18%	190,765	421	0.88%
Total interest-bearing deposits	1,210,459	1,910	0.63%	1,140,004	1,037	0.36%
Short-term borrowings	10,486	74	2.79%	10,565	36	1.35%
Total interest-bearing liabilities	1,220,945	1,984	0.64%	1,150,569	1,073	0.37%
Non-interest bearing deposits	664,994			623,516
Total funding	1,885,939	1,984	0.42%	1,774,085	1,073	0.24%
Other non-interest bearing liabilities	16,893			6,089
Shareholders’ equity	285,432			255,680
Total average liabilities and shareholders’ equity	$2,188,264			$2,035,854
Net interest income		$28,074			$23,947
Interest rate spread			5.15%			4.79%
Net interest margin			5.41%			4.94%

________________________________

(1)	Excludes average unrealized losses of $8.1 million and $1.3 million for the three months ended December 31, 2018 and 2017, respectively.
(2)	Does not include tax effect on tax-exempt investment security income of $112,000 and $213,000 for the three months ended December 31, 2018 and 2017, respectively.
(3)	Loan interest income includes loan fees of $1.7 million and $1.7 million for the three months ended December 31, 2018 and 2017, respectively.

PEOPLE’S UTAH BANCORP

SELECTED AVERAGE BALANCES AND YIELDS

	Year Ended
	December 31, 2018			December 31, 2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands, except footnotes)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning deposits in other banks and federal funds sold	$14,252	$246	1.73%	$51,649	$589	1.14%
Securities: (1)
Taxable securities	249,032	4,958	1.99%	281,938	4,738	1.68%
Non-taxable securities (2)	77,455	1,433	1.85%	90,060	1,663	1.85%
Total securities	326,487	6,391	1.96%	371,998	6,401	1.72%
Loans (3)
Real estate term	882,742	51,149	5.79%	661,588	36,197	5.47%
Construction and land development	366,205	28,708	7.84%	268,255	20,889	7.79%
Commercial and industrial	312,728	20,869	6.67%	238,418	14,393	6.04%
Residential and home equity	120,396	6,620	5.50%	89,027	4,370	4.91%
Consumer and other	18,734	1,152	6.15%	17,719	1,116	6.30%
Total loans	1,700,805	108,498	6.38%	1,275,007	76,965	6.04%

Non-marketable equity securities	5,307	217	4.09%	2,136	25	1.18%
Total interest-earning assets	2,046,851	115,352	5.64%	1,700,790	83,980	4.94%
Allowance for loan losses	(21,429)			(17,220)
Non-interest earning assets	146,731			104,240
Total average assets	$2,172,153			$1,787,810
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand and savings accounts	$740,569	2,390	0.32%	$680,216	1,806	0.27%
Money market accounts	233,830	1,398	0.60%	183,142	410	0.22%
Certificates of deposit	187,278	1,962	1.05%	161,852	1,059	0.65%
Total interest-bearing deposits	1,161,677	5,750	0.49%	1,025,210	3,275	0.32%
Short-term borrowings	71,880	1,424	1.98%	7,462	67	0.89%
Total interest-bearing liabilities	1,233,557	7,174	0.58%	1,032,672	3,342	0.32%
Non-interest bearing deposits	651,101			501,719
Total funding	1,884,658	7,174	0.38%	1,534,391	3,342	0.22%
Other non-interest bearing liabilities	13,894			10,660
Shareholders’ equity	273,601			242,759
Total average liabilities and shareholders’ equity	$2,172,153			$1,787,810
Net interest income		$108,178			$80,638
Interest rate spread			5.05%			4.61%
Net interest margin			5.29%			4.74%

________________________________

(1)	Excludes average unrealized losses of $6.3 million and $1.1 million for the year ended December 31, 2018 and 2017, respectively.
(2)	Does not include tax effect on tax-exempt investment security income of $478,000 and $896,000 for the year ended December 31, 2018 and 2017, respectively.
(3)	Loan interest income includes loan fees of $6.7 million and $6.4 million for the year ended December 31, 2018 and 2017, respectively.

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures
In addition to financial results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures because it believes that they provide useful and comparative information to assess trends in core operations and facilitate the comparison of our financial performance with the performance of our peers.
(Dollars in thousands)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Revenue from Core Operations	2018	2018	2017	2018	2017
Net interest income (GAAP)	$28,074	$27,182	$23,947	$108,178	$80,638
Total non-interest income	3,551	3,794	3,948	15,129	14,394
Total GAAP revenues	31,625	30,976	27,895	123,307	95,032
Exclude net (gain) loss on sale of investment securities	-	-	-	(333)	499
Revenue from core operations (non-GAAP)	$31,625	$30,976	$27,895	$122,974	$95,531

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Non-interest Income from Core Operations	2018	2018	2017	2018	2017
Total non-interest income (GAAP)	$3,551	$3,794	$3,948	$15,129	$14,394
Exclude net (gain) loss on sale of investment securities	-	-	-	(333)	499
Non-interest income from core operations (non-GAAP)	$3,551	$3,794	$3,948	$14,796	$14,893

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Non-interest Expense from Core Operations	2018	2018	2017	2018	2017
Total non-interest expense (GAAP)	$14,845	$15,280	$19,096	$61,996	$55,959
Exclude acquisition-related costs	-	118	(4,124)	(232)	(4,784)
Non-interest expense from core operations (non-GAAP)	$14,845	$15,398	$14,972	$61,764	$51,175

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Net Income from Core Operations	2018	2018	2017	2018	2017
Net income (GAAP)	$10,678	$10,483	$593	$40,632	$19,846
Exclude net (gain) loss on sale of investment securities	-	-	-	(333)	499
Exclude acquisition-related costs	-	(118)	4,124	232	4,784
Exclude tax related benefit	-	28	(1,334)	23	(1,709)
Revaluation of deferred income tax assets (DTA)	-	-	4,729	-	4,729
Net income (non-GAAP)	$10,678	$10,393	$8,112	$40,554	$28,149

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures (continued)
(Dollars in thousands)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Acquisition Accounting Impact on Net Interest Margin	2018	2018	2017	2018	2017
Net interest income (GAAP)	$28,074	$27,182	$23,947	$108,178	$80,638
Exclude discount accretion (premium amortization) on purchased loans	(701)	(222)	43	(2,867)	5
Exclude premium amortization on acquired certificates of deposit ("CD")	(35)	(35)	(23)	(140)	(230)
Net interest income before acquisition accounting impact (Non-GAAP)	$27,338	$26,925	$23,967	$105,171	$80,413

Average earning assets (GAAP)	$2,057,403	$2,054,261	$1,924,640	$2,046,851	$1,700,790
Exclude average net loan discount on acquired loans	9,124	9,549	3,501	10,176	1,524
Average earning assets before acquired loan discount (Non-GAAP)	$2,066,527	$2,063,810	$1,928,141	$2,057,027	$1,702,314

Net interest margin ("NIM") (GAAP)	5.41%	5.25%	4.94%	5.29%	4.74%
Exclude impact on NIM from discount accretion	-0.13%	-0.04%	0.01%	-0.14%	0.00%
Exclude impact on NIM from CD premium amortization	-0.01%	-0.01%	-0.01%	-0.01%	-0.01%
Net interest margin before acquisition accounting adjustments (Non-GAAP)	5.27%	5.20%	4.94%	5.14%	4.73%

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures (continued)
(Dollars in thousands)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Additional Non-GAAP Financial Information	2018	2018	2017	2018	2017

Diluted earnings per share (GAAP)	$0.56	$0.55	$0.03	$2.14	$1.08
Diluted earnings per share (non-GAAP)	$0.56	$0.55	$0.43	$2.14	$1.53

Efficiency ratio (GAAP)	46.94%	49.33%	68.46%	50.28%	58.88%
Efficiency ratio (non-GAAP)	46.94%	49.71%	53.67%	50.23%	53.57%

Non-interest income to average assets (GAAP)	0.64%	0.69%	0.77%	0.70%	0.81%
Non-interest income to average assets (non-GAAP)	0.64%	0.69%	0.77%	0.68%	0.83%

Non-interest expense to average assets (GAAP)	2.69%	2.78%	3.72%	2.85%	3.13%
Non-interest expense to average assets (non-GAAP)	2.69%	2.80%	2.92%	2.84%	2.86%

Return on average assets (GAAP)	1.94%	1.91%	0.12%	1.87%	1.11%
Return on average assets (non-GAAP)	1.94%	1.89%	1.58%	1.87%	1.57%

Return on average equity (GAAP)	14.84%	14.97%	0.92%	14.85%	8.18%
Return on average equity (non-GAAP)	14.84%	14.84%	12.59%	14.82%	11.60%